Exhibit 69



                              AMP INCORPORATED
                          BENEFIT TRUST AGREEMENT

           BENEFIT TRUST AGREEMENT ("Trust Agreement"), dated September 28, 1998, but effective as of the Effective Date (as hereinafter defined) by and between AMP Incorporated, a Pennsylvania corporation (the "Company"), and Wachovia Bank, N.A., as trustee of the Trust created hereby (the "Trustee"). For purposes of this Trust Agreement, the "Effective Date" shall mean the date of the Closing (as such term is defined in the Stock Purchase Agreement referred to in Section 2.1(a) hereof).

           WHEREAS, the Company is or may become obligated in respect of its existing compensation and benefit plans, agreements, programs, arrangements and practices listed on Exhibit A attached hereto and such existing and future plans, agreements, programs, arrangements and practices as may hereafter be listed on said Exhibit A (the plans, agreements, programs, arrangements and practices listed on said Exhibit A from time to time being collectively referred to herein as the "Plans") to make payments to or contributions on behalf of its past, present or future employees or their beneficiaries; and

           WHEREAS, for purposes of providing a source for the satisfaction, in whole or in part, of the contractual obligations of the Company under the Plans, the Company desires to establish a trust (the "Trust"), which is intended to constitute a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), the assets of which shall be subject to the claims of the Company's existing or future creditors; and

           WHEREAS, the Company desires that the assets to be held in the Trust should be principally or exclusively equity securities of the Company and, therefore, expressly waives any diversification of investments that might otherwise be necessary, appropriate or required pursuant to applicable law;

           NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties, intending to be legally bound, hereto agree as follows:


                                 ARTICLE I

                            PURPOSE OF THE TRUST

           SECTION 1.1 Purpose. (a) The purpose of the Trust is to hold shares of Common Stock of the Company, no par value ("Common Stock"), or other property as herein provided as a source to satisfy the Company's contractual obligations under the Plans.

           (b) The Company shall continue to be liable to make all payments and deliver shares of Common Stock as required of the Company under the terms of the Plans to the extent such payments have not been made or such shares of Common Stock have not been delivered pursuant to this Trust Agreement. Distributions made from the Trust in respect of the Plans pursuant to Section 3.1 shall, to the extent of such distributions, satisfy the Company's contractual obligations under the Plans.



                                 ARTICLE II

                         TRUST AND THE TRUST CORPUS

           SECTION 2.1 Delivery of Funds and Common Stock. (a) Concurrently with the execution of this Trust Agreement, the Company has agreed to sell to the Trustee an aggregate of 25 million authorized but previously unissued shares (the "Acquired Shares") of Common Stock, pursuant to the terms of a Stock Purchase Agreement, dated the date hereof, between the Company and the Trustee (the "Stock Purchase Agreement"), such Acquired Shares (including earnings thereon, property received as a distribution in respect thereof and proceeds realized from the sale, exchange or other disposition of such Acquired Shares or property) to be held, administered and disposed of by the Trustee as provided herein. Concurrently with its acquisition of the Acquired Shares, the Trustee shall deliver to the Company, on behalf of the Trust, a Note (the "Note") of the Trust with an original principal amount equal to the purchase price for the Acquired Shares, such purchase price having been determined based on the closing price per share of Common Stock on the New York Stock Exchange on the last business day immediately preceding the signing of the Stock Purchase Agreement.

           (b) The Company may sell or otherwise deliver to the Trustee additional amounts of cash or shares of Common Stock, to be held in trust hereunder.

           (c) Except as otherwise provided herein, all ordinary cash dividends paid in respect of shares of Common Stock held in the Trust shall be invested in Cash Equivalents. Any dividend or other distribution of property (other than Common Stock) made with respect to Common Stock other than an ordinary dividend (an "Extraordinary Dividend") shall be (i) held in the Trust, (ii) disposed of and the proceeds reinvested in Common Stock,
 (iii) disposed of and invested in Cash Equivalents, or (iv) any combination of the foregoing, as directed by the Committee. All Extraordinary Dividends in respect of shares of Common Stock held in the Trust, and any proceeds therefrom and shares of Common Stock acquired with such proceeds, shall become available for use by the Trustee (pursuant to Section 3.2 hereof) in the same proportion as Acquired Shares become available for use by the Trustee pursuant to, and shall be applied in a manner consistent with the provisions of, Section 3.2 hereof.

           SECTION 2.2 Contributions to Repay Trust Indebtedness. The Company shall contribute to the Trust in cash an amount which, when added to cash dividends and other proceeds received by the Trust in respect of Acquired Shares (or other shares of Common Stock) held in the Trust and not previously applied under this Section 2.2, shall enable the Trustee to make payments of principal and interest due under the Note (or other indebtedness of the Trust relating to the acquisition of Common Stock) on a timely basis or to make prepayments of such principal or interest. The Trustee shall promptly apply all ordinary cash dividends paid in respect of Acquired Shares (or other shares of Common Stock held in the Trust) and all cash contributions to the payment of principal and interest under the Note (or such other indebtedness). To the extent the Company fails to make any contribution required under this Section 2.2 when due, or to the extent the Committee (as hereinafter defined) notifies the Trustee that the Company wishes to prepay any principal or interest under the Note (or such other indebtedness) without making a contribution hereunder, such contribution shall be deemed to have been made in the form of forgiveness of principal and interest then due and owing on the Note (or forgiveness of principal and interest to the extent of any prepayment, as the case may be). The Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to it. The Committee shall provide timely notice to the Trustee regarding each dividend payment and each contribution to be made (or deemed to be made) pursuant to this Section 2.2.

           SECTION 2.3 Trust Corpus. As used herein, the term "Trust Corpus" shall mean any cash, Cash Equivalents or shares of Common Stock delivered, sold or otherwise contributed to the Trustee as described in
 Section 2.1 or 2.2 hereof, together with any dividends or earnings thereon, any property received as a distribution in respect thereof or any proceeds from the disposition thereof, plus any cash or Cash Equivalents or shares of Common Stock sold or otherwise delivered thereafter pursuant to Section
 2.1 or 2.2 hereof, together with any earnings thereon, any property received as a distribution in respect thereof or any proceeds from the disposition thereof (and less such amounts distributed from the Trust pursuant to the terms hereof). As used herein, the term "Cash Equivalents" shall mean securities issued or directly and fully guaranteed by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of less than one year from the date of acquisition or money market portfolios of registered mutual funds, including those for which the Trustee or its affiliates acts as investment advisor. Except as otherwise provided in Section 2.1(c) hereof, the Trust Corpus shall at all times be limited to shares of Common Stock and cash or Cash Equivalents.


                                ARTICLE III

                        RELEASE OF THE TRUST CORPUS

           SECTION 3.1 Use of Assets. In accordance with the provisions hereof and subject to Section 3.3 hereof, upon the direction of the Committee, the Trustee shall apply the Trust Corpus (1) to the payment of outstanding principal and interest on the Note or other indebtedness of the Trust which is then outstanding, in accordance with the terms thereof, (2) on behalf of the Company to the satisfaction of the Company's contractual obligations under the Plans, or (3) otherwise as provided in Section 5.1 upon termination of the Trust. Notwithstanding the foregoing, (i) the Trustee shall not transfer shares of Common Stock to the Company in satisfaction of any outstanding principal and interest on the Note or other indebtedness of the Trust, and (ii) the Trustee shall not be required to apply the Trust Corpus in the manner described in clauses (2) or (3) above during the period that the Company exercises its right to prevent the Trustee from disposing of shares of Common Stock pursuant to the second sentence of Section 4.3, if and to the extent that, at the time the direction of the Committee to so apply the Trust Corpus is received by the Trustee, the Trust Corpus does not contain sufficient cash or Cash Equivalents to comply with the Committee's direction without disposing of shares of Common Stock. A direction by the Committee to apply the Trust Corpus for a purpose described in clauses (2) or (3) above may include a direction to deliver shares of Common Stock in kind or to dispose of shares of Common Stock and apply the proceeds therefrom for such purpose. For purposes of this Trust Agreement, the term "Committee" shall mean a committee comprised of the Company's Chief Financial Officer, General Legal Counsel (or prior to November 1, 1998, the Company's Associate General Legal Counsel) and Chief Human Resource Officer. The members of the Committee shall be certified to the Trustee by the Secretary or Assistant Secretary of the Company. Any action with respect to the Trust by the Committee shall be taken by vote or consent of at least a majority of its members or by any member authorized by the Committee to take action with respect thereto and shall be communicated to the Trustee by the Committee or any member designated thereby. Vacancies on the Committee shall be filled automatically by the successor(s) to the positions set forth above.

           SECTION 3.2 Release of Shares. (a) On each date on which payment is made (or deemed to have been made) of any principal amount of the Note (a "Principal Payment Date"), the following number of Acquired Shares shall become available for use by the Trustee for the purposes specified in Section 3.1 above: the number of Acquired Shares held in the Trust immediately prior to the Principal Payment Date multiplied by a fraction, the numerator of which is the amount of the principal payment made (or deemed to have been made) on such date and the denominator of which is the principal amount of the Note outstanding immediately prior to such principal payment. Any shares of Common Stock subsequently acquired by the Trust with borrowed funds or other indebtedness of the Trust shall become available for the purposes specified in Section 3.1 above in a manner consistent with the first sentence of this Section 3.2(a). The Trustee may confirm with the Committee the number of Acquired Shares becoming so available, and if it does so, it may rely upon such confirmation.

                (b) The Acquired Shares and other shares of Common Stock becoming available pursuant to Section 3.2(a) above (the "Released Shares") shall be contributed to the trust established under a Plan or, in the case of any Plan under which no trust has been established, directly to or on behalf of Participants or Beneficiaries (as such terms are hereinafter defined), in accordance with the directions of the Committee. Upon receiving directions from the Committee, the Trustee shall sell any Released Shares and transfer the proceeds of such sale to the trust established under such Plan or, in the case of any Plan under which no trust has been established, to or on behalf of such Plan's Participants or Beneficiaries. Any such sale shall be made in the manner directed by the Committee, and may be made in the open market or in a private transaction, excluding, however, any sale to the Company. If the sales are to be public sales, the Company shall prepare and file an appropriate registration statement with respect to such shares under the Securities Act of 1933, as amended. In addition, in connection with any such sale, the Company shall prepare and file any documents necessary to register such sales on all stock exchanges on which the Common Stock is registered for trading.

           SECTION 3.3 Deliveries to Creditors of the Company. It is the intent of the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company. Accordingly, neither the Trustee nor the Company shall create a security interest in the Trust Corpus in favor of the Plans, any participant therein (each, a "Participant"), any beneficiary of such Participant (each, a "Beneficiary") or any creditor. If the Trustee receives the notice provided for in Section 3.4, or if the Trustee otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 3.4, the Trustee shall make no further distributions of the Trust Corpus but shall deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct. The Trustee shall resume distribution of the Trust Corpus under the terms hereof, upon no less than 30 days' advance notice to the Company, if the Trustee determines that the Company was not, or is no longer, bankrupt or insolvent. Such determination shall be made in a timely fashion, and shall be based upon a decision of a court of competent jurisdiction, a report of a nationally recognized appraisal firm or a certification by the Chief Executive Officer of the Company or a determination of the Board of Directors of the Company (the "Board"). The Trustee may conclusively rely upon any such decision,
 report or certification.   Unless the Trustee has actual knowledge of the
 Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

           SECTION 3.4 Notification of Bankruptcy or Insolvency. The Chief Executive Officer of the Company shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

                     (i) the Company shall make an assignment for the benefit of creditors; file a petition in bankruptcy; petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets; commence any case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of 120 days; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 120 days; or

                     (ii) the Company shall generally not pay its debts as such debts become due or shall cease to pay its debts generally in the ordinary course of business.


                                 ARTICLE IV

                        ADMINISTRATION OF TRUST FUND

           SECTION 4.1 Trustee. (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement and the Stock Purchase Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee. Without limiting any other provision of this Section 4.1, the Company and the Trustee agree that the Trustee shall be under no obligation to comply with any otherwise applicable common law or statutory requirement regarding investment of the Trust Corpus, including, but not limited to any "prudent man rule."

                (b) If, under circumstances described in Section 3.4 or otherwise, all or any part of the Trust Corpus is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Company, any Plan or any Participant or Beneficiary by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

                (c) The Trustee or its agent shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus (and agreed to from time to time between the Committee and the Trustee), and shall render to the Committee, within 30 days of the end of each fiscal quarter of the Company, commencing with the fiscal quarter ending December 31, 1998, until the termination of the Trust (and on the date of such termination or as promptly as practicable thereafter), an accounting with respect to the Trust Corpus as of the end of the then most recent fiscal quarter (and as of the date of such termination).

                (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice or instruction given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

                (e) The Trustee may consult with legal counsel to be selected by it, including counsel to the Company, and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel.

                (f) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties. Any amounts payable to the Trustee under this paragraph (f) may be payable from the Trust Corpus if not paid by the Company.

                (g) Except for any damages, losses, claims or expenses resulting from the Trustee's gross negligence or willful misconduct, the Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including reasonable expenses of investigation and reasonable fees, charges and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with (i) the performance by the Trustee of its duties hereunder, (ii) the Stock Purchase Agreement, or (iii) the Note. The Company shall promptly reimburse the Trustee for the fees, charges and disbursements of counsel described in the preceding sentence and may advance to the Trustee such funds as are necessary or desirable to assist the Trustee in any actual, anticipated or threatened claim, action or other proceeding relating to the Trust, the Stock Purchase Agreement or the Note. Without limiting the generality of the foregoing, the Trustee shall be under no liability to any person for (and the Company shall indemnify and hold the Trustee harmless from and against) any loss of any kind which may result by reason of any action taken by it pursuant to Section 4.4 or by reason of its exercising any power or authority under Section 4.4 or by reason of the purchase or retention of Common Stock. The provisions of this Section 4.1(g) shall survive the termination of this Trust or the failure to occur of the Effective Date.

                (h) Subject to the provisions of this Trust Agreement, the Trustee shall have the following additional powers and authority, in furtherance of the purpose of the Trust as described in Section 1.1(a), with respect to property constituting a part or all of the Trust Corpus:

                     (i) To acquire and hold shares of Common Stock and cash or Cash Equivalents, and, subject to Section 4.3 and 4.4 hereof, at the direction of the Committee, to sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof;

                     (ii) To exercise any conversion privilege or subscription right available in connection with any such property; subject to Sections 4.3 and 4.4 hereof, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held in the Trust and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire;

                     (iii)  To commence or defend suits or legal
      proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust;

                     (iv) Subject to Sections 4.3 and 4.4 hereof, to exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any shares of Common Stock or other property;

                     (v) To engage legal counsel, including counsel to the Company, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit to take, to rely upon the advice of such counsel or agents, and to pay its reasonable fees, expenses and compensation;

                     (vi) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form;

                     (vii) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, proxies, releases or other instruments in writing necessary or proper for the exercise of any of the foregoing powers;

                     (viii) to borrow from any lender (including the Company pursuant to this Trust Agreement, the Stock Purchase Agreement and
      Note);

                     (ix)  To take any other action necessary or
      advisable in furtherance of the foregoing powers and the purposes of this Trust.

           SECTION 4.2 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving to the Company notice in writing of such resignation specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company shall appoint an independent financial institution as successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company may at any time substitute an independent financial institution as successor trustee by giving 15 days' notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Committee a written statement or statements of account as provided in
 Section 4.1(c) for the period since the last previous accounting of the Trust, and if written objection to such account is not filed within 90 days, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

           SECTION 4.3  Limitations on Sales.   Except as otherwise provided
 in Sections 3.2, 3.3 or 4.4, or as may be necessary to implement the provisions of Section 5.1 hereof, the Trustee shall not sell, exchange or transfer any shares of Common Stock or grant any option for the purchase or exchange of any shares of Common Stock (a "Securities Transaction"). If the Company is advised in writing by a recognized independent investment banking firm that a Securities Transaction would adversely affect any financing by the Company that had been contemplated by the Company prior to the receipt of such notice or if the Company determines in its good faith judgment that such Securities Transaction would require the Company to disclose material information which the Company has a bona fide business purpose for preserving as confidential or that the Company is unable to comply with requirements of the Securities and Exchange Commission prior to such Securities Transaction, the Company may give notice to the Trustee not to effect such Securities Transaction. Upon receipt of such a notice from the Company, the Trustee shall not effect such Securities Transaction for a period not to exceed 120 days from the date of the Company's notice or such lesser period as shall be specified in the Company's notice.

           SECTION 4.4  Voting and Tendering of Common Stock.

           (a) In General. Except as hereinafter provided, the number of shares of Common Stock held by the Trust (1) to be voted in a particular manner with respect to each matter brought before an annual or special stockholders' meeting of the Company, (2) consenting with respect to each matter as to which there is sought action by consent of stockholders in lieu of a meeting or (3) to be tendered or exchanged in connection with a tender or exchange offer for shares of Common Stock, as the case may be, shall equal the product of (x) the total number of shares of Common Stock held by the Trust as of the record date for such annual or special stockholders' meeting or such matter with respect to which consents are sought (or, in the case of a tender or exchange offer, as of the expiration date for such offer) and (y) a fraction the numerator of which is, as the case may be, (I) the aggregate number of shares of Common Stock voted in such manner with respect to such matter by all stockholders of the Company (other than the Trust), (II) the aggregate number of shares of Common Stock consenting on such matter by all stockholders of the Company (other than the Trust), or (III) the aggregate number of shares of Common Stock which are tendered or exchanged by all stockholders of the Company (other than the Trust), and the denominator of which is the aggregate number of outstanding shares of Common Stock held by all stockholders of the Company (other than the Trust). Notwithstanding the foregoing, in the event that a tender or exchange offer for shares of Common Stock (i) is made by the Company or (ii) is made by a third party for less than a majority of all outstanding shares of Common Stock, the Trustee shall follow the instructions of the Committee with respect to the tender or exchange of such shares. The instructions of the Committee with respect to those matters referred to in the preceding sentence shall be determined by the Committee in its independent discretion, without direction from the Board.

           (b) Trustee Powers. Except as provided in this Section 4.4, the Trustee shall have no power to vote, act by written consent with respect to, tender or exchange Common Stock held in the Trust.

                                    ARTICLE V

                           TERMINATION AND AMENDMENT

           SECTION 5.1 Termination. The Trust shall be terminated on the earlier of December 31, 2008, or the date on which any of the following events occurs (the "Termination Date"): (a) the Company's contractual obligations under the Plans are satisfied in full; (b) the Trust Corpus is exhausted; (c) the Department of Labor or a court of competent jurisdiction has determined that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA; (d) the Internal Revenue Service or a court of competent jurisdiction has determined that any portion of the Trust Corpus is presently taxable to any Participant or Beneficiary; or (e) the date of occurrence of a Change of Control (as defined in Section 5.2(c) hereof). Upon termination of the Trust, any remaining portion of the Trust Corpus shall be applied as expeditiously as possible as follows: first, to satisfy any outstanding principal and interest on the Note or other indebtedness of the Trust; second, the remaining shares of Common Stock and other assets constituting the Trust Corpus shall be applied, as directed by the Committee, in accordance with Section 3.1(2) hereof; and thereafter, any remaining shares of Common Stock or other assets constituting the Trust Corpus shall be utilized to fund contractual obligations of the Company, or otherwise provide benefits to current employees of the Company, under one or more employee benefit plans, agreements, programs, arrangements or practices of the Company (other than Plans) as determined by the Committee. In no event shall the Company receive any distribution of the Trust Corpus upon termination of the Trust, except in repayment of unpaid principal and interest due under the Note or other indebtedness of the Trust to the Company.

           SECTIONS 5.2 Amendment. (a) The Company may amend this Trust Agreement, by written instrument executed and duly authorized by the Company; provided however, that no such amendment shall accelerate the Termination Date, materially alter the provisions of Sections 2.2, 3.1, 3.2, 3.3, 4.3 or 5.1 hereof or this Section 5.2 or permit the Company to receive any distribution of the Trust Corpus except in repayment of unpaid principal and interest due under the Note or any subsequent indebtedness incurred by the Trustee to the Company; and provided, further, however, that no amendment to this Trust Agreement pursuant to this Section 5.2(a) or Section 5.2(b) hereof shall modify the responsibilities or duties of the Trustee without its written consent.

           (b) Notwithstanding Section 5.2(a) hereof, the Company may amend this Trust Agreement from time to time in such a manner as may be necessary, in the opinion of independent counsel, to prevent this Trust Agreement or the Trust from becoming subject to ERISA or to prevent the current taxation of the Trust Fund to any Participant or Beneficiary.

           (c) For purposes of this Trust Agreement, a "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

      (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities; or

      (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

      (iii) there is consummated a merger or consolidation of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company, or such surviving entity or any parent thereof, outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities; or

      (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

           The Committee shall notify the Trustee promptly in writing upon any Change of Control; the Trustee may conclusively rely upon such notice, and the Trustee shall have no responsibility for independently determining whether any such event has occurred.

           (d) For the purpose of Section 5.2(c) hereof, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


                                 ARTICLE VI

                             GENERAL PROVISIONS

           SECTION 6.1  Certain Provisions Relating to This Trust Agreement.
 (a) This Trust Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

                (b) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to any provisions of such laws regarding choice of laws or conflict of laws.

                (c) In the event that any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

           SECTION 6.2 Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally, delivered by overnight delivery service or sent by telecopier, addressed as follows:

           If to the Company:

                AMP Incorporated
                P.O. Box 3608 Mailstop 176-40
                Harrisburg, Pennsylvania  17105
                Attention:  Chief Financial Officer

           If to the Trustee:

                Wachovia Bank, N.A.
                100 Main Street
                Winston-Salem, North Carolina
                Attention:  Beverley H. Wood,
                            Executive Services, NC31013

 Notices shall be effective only upon receipt.

           The Company or Trustee may change the address to which notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this
 Section 6.2.

           SECTION 6.3 Gender and Number. Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Likewise, wherever any words are used herein in the plural form, they shall be construed as though they were also used in the singular form in all cases where they would so apply.

           SECTION 6.4 Headings. The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

           SECTION 6.5 No Third Party Beneficiaries. Nothing in this Trust, express or implied, is intended to or shall confer on any particular person, other than the Company and the Trustee, any right, benefit or remedy of any nature whatsoever under or by reason of this Trust, and no such person shall have any right, title or interest in or any claim to the Trust Corpus except as expressly provided herein. In particular, it is the express intent of the parties that (i) this Trust shall not form part of any of the Plans, (ii) neither any Plan nor any Participant in any of the Plans (nor any Beneficiary of such Participant) shall have any right, title or beneficial ownership or other interest in or any claim (preferred or otherwise) to the Trust Corpus, nor shall any such participant have any right to compel, restrain or otherwise direct the exercise of the respective powers of Trustee and the Company hereunder, it being understood that the rights of each such Participant (and Beneficiary) shall be determined in accordance with the provisions of the Plans and (iii) the Trust Corpus shall not be deemed to be held under any trust for the benefit of any such Participant (or Beneficiary) or to be collateral security for the performance of the obligations of the Company.

           SECTION 6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute but one instrument, which may be sufficiently evidenced by any counterpart.

           SECTION 6.7 Successors. Effective upon consolidation of the Company with, or merger of the Company with or into, any corporation or corporations or other entity or entities, or any sale or conveyance of all or substantially all of the assets of the Company, the Trustee shall deal with the corporation formed by such consolidation, or with or into which the Company is merged, or the person that acquires the assets of the Company, on the same basis as it dealt with the Company prior to such transactions and, in such event, the term "Company" within this Agreement shall mean such corporation or person.

           SECTION 6.8 Grantor Trust. The Trust shall be treated as a grantor trust of the Company under the Code, and the Company shall take into account in computing its tax liability, those items of income, deductions and credits against tax attributable to assets held in the Trust to which the Company would have been entitled had the Trust not been in existence. The Trustee shall notify the Company promptly after it becomes aware of any tax liability assessed against, or imposed upon, the Trust or the Trustee in its capacity as Trustee of the Trust. The Company shall be responsible for all matters in respect of such assessment or imposition, and shall have sole responsibility for any defense in connection therewith. Payments in respect of any tax liability of the Company arising in connection with earnings, gains or activities relating to the Trust, including, without limitation interest and penalties, shall be made by the Company. The Committee shall also be responsible for directing the Trustee with respect to any tax withholding and filing applicable to any distributions from the Trust.


           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names by their duly authorized officers on the day and year first above written, to be effective as of the Effective Date.

                               AMP INCORPORATED


                               By: /s/ Robert Ripp
                                   ____________________________________
                               Name:   Robert Ripp
                               Title:  Chairman and Chief Executive Officer


                               WACHOVIA BANK, N.A.
                               solely in its capacity as
                               trustee under this Trust
                               Agreement


                               By: /s/ Joe O. Long
                                  ____________________________________
                                  Name:  Joe O. Long
                                  Title: Senior Vice President